NEW CENTURY FINANCIAL CORPORATION
                            1995 STOCK OPTION PLAN

                         INCENTIVE STOCK OPTION AGREEMENT


                THIS AGREEMENT dated as of the ________ day of _________, 199__, between NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and __________________________ (the "Employee").


                         W I T N E S S E T H


                WHEREAS, pursuant to the New Century Financial Corporation 1995 Stock Option Plan (as amended and restated May 30, 1997 and referred to herein as the "Plan"), the Company has granted to the Employee effective as of the ______ day of ______________, 199__ (the "Award Date") an
option to purchase all or any part of _________________ authorized but unissued shares of the Company's Common Stock upon the terms and conditions set forth herein and in the Plan.

                NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

                1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

                2. Grant of Option. This Agreement evidences the Company's grant to the Employee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of _______ shares of the Common Stock at the price of $______ per share
(the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Award Date (the "Expiration Date"). Such price is not less than the Fair Market Value of the Company's Common
Stock as of the Award Date. It is the intent of the Company that this Option constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                3. Exercisability of Option. Except as earlier permitted by or pursuant to the Plan or by resolution of the Committee adopted after the date hereof, no shares may be purchased by exercise of the Option until the date or dates set forth below. [ALTERNATIVE 1: The Option may be exercised in installments as to __% of the aggregate number of shares set forth in Section 2 hereof (subject to adjustment) on and after the first anniversary of the Award
Date and as to an additional __% of such aggregate number of such shares (subject to adjustment) on each of the second, ______, and _____ anniversaries of the Award Date.]
[ALTERNATIVE 2: The Option is fully vested and immediately exercisable.]

                To the extent the Employee does not in any year purchase all or any part of the shares to which the Employee is entitled, the Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 10 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

                4. Limitation on Exercise of Option. In the event the Employee is granted incentive stock options
(whether under this Agreement or any other incentive stock option agreement) and the aggregate fair market value
(determined as of the respective dates of grant of such options) of the Common Stock with respect to which such options are first exercisable in any calendar year exceeds
$100,000, the most recently granted options shall be treated as nonqualified stock options to the extent of the excess.
In addition, in the case of simultaneously granted options, the Company may, in the manner and to the extent permitted by law, designate which shares are to be treated as stock acquired pursuant to the exercise of an incentive stock option.

                5. Method of Exercise of Option. The Option shall be exercisable by the delivery to the Company of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted in Section 2.2 of the Plan for the full purchase price of the shares to be purchased, subject to such further limitations and rules or procedures as the Committee may from time to time establish as to any non-cash payment and as to the tax withholding requirements of Section 6.6 of the Plan. Shares delivered in payment of the exercise price must have been owned by the Employee for at least six months prior to the exercise. In addition, the Employee (or the Employee's Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 6.5 of the Plan.

                6. Effect of Termination of Employment or Death; Change in Subsidiary Status. If the Employee ceases to be employed by or perform services for the Company, the Option and all other rights hereunder, to the extent not previously exercised, shall terminate and become null and void at such times set forth in and as provided by Section 6.3 of the Plan.

                7. Termination of Option Under Certain Events. The Option, to the extent not previously exercised, shall terminate upon an event or transaction which the Company does not survive, as provided in Section 6.2 of the Plan.

                8. Non-Transferability of Option. The Option and any other rights of the Employee under this Agreement or the Plan are generally nontransferable as provided in
Section 1.7 of the Plan.

                9. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary and to the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered and certified, and deposited
(postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

                10. Plan. The Option and all rights of the Employee thereunder are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. The Employee acknowledges receipt of a copy of the Plan, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

                11. Notice of Disposition. The Employee agrees to notify the Company of any sale or other disposition of any shares of Common Stock received upon exercise of the Option, if such sale or disposition occurs within two years after the Award Date or within one year after the date of such exercise.

                12. Continuance of Employment. As a condition of this Option, the Employee hereby agrees to remain in the employ of or in service to the Company for a period of one
(1) year after the Award Date. Nothing contained herein or in the Plan shall confer upon the Employee any right with respect to the continuation of employment by or in service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Employee from the rate in existence at any time.

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                IN WITNESS WHEREOF, the Company has caused this
Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand.


                                 NEW CENTURY FINANCIAL CORPORATION
                                 (a Delaware corporation)


                                 By_________________________

                                 Title______________________


                                 EMPLOYEE


                                 ___________________________
                                 (Signature)


                                 ___________________________
                                 (Print Name)


                                 ___________________________
                                 (Address)


                                 ___________________________
                                 (City, State, Zip Code)

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                             CONSENT OF SPOUSE


          In consideration of the execution of the foregoing Incentive Stock Option Agreement by New Century Financial Corporation, I, ____________________________, the spouse of the Employee therein named, do hereby join with my spouse in executing the foregoing Incentive Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



DATED: ____________, _____.        _____________________________
                                     Signature of Spouse



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